Page 1 of 3
                      Ford Credit MAY 1994-A Grantor Trust
                         6.35% Asset Backed Certificates

                            MONTHLY SERVICING REPORT
                            ------------------------

Collection Period: November 1994
Distribution Date: December 15, 1994
                                                                     Number of
                                                       Dollar Amount Contracts
                                                       ------------- ---------
Principal Deposits in Collection Account
- ----------------------------------------
  Scheduled Principal Payments                  $      17,175,246.65
  Prepayments in Full                                  13,113,006.75
  Warranty and Administrative Repurchases                  23,474.51
  Liquid. Proceeds, Recov. & Released Payaheads         1,194,883.10
                                                  ------------------
    Available Principal Amount                  $      31,506,611.01
  Realized Losses                                         492,054.94
                                                  ------------------
  Monthly Principal Distributable Amount        $      31,998,665.95


Interest Deposits in Collection Account
- ---------------------------------------
  Available Interest Amount                     $       8,240,360.49

Servicing Fee
- -------------
  Class A Servicing Fee                         $         684,286.80
  Class B Servicing Fee                                    51,505.46
  Servicing Fee Carryforward Amount                             0.00
                                                  ------------------
    Total Servicing Fee                         $         735,792.26
  Available Subordination Amount                       13,128,981.77
  Servicing Fee Shortfall Amount                                0.00
  Reimbursable Advances                                   149,068.89
  Available Int. Amount for Certificateholders          7,355,499.34


Schedule of Distributions to Certificateholders
- -----------------------------------------------
Class A
- -------
  Class A Interest Distributable Amount         $       4,345,221.18
    Plus: Class A Int. Carryover Shortfall                      0.00
    Less: Class A Available Interest Amount             6,840,614.39
                                                  ------------------
  Class A Interest Draw Amount                  $               0.00
    Less: Available Subordination Amount               16,139,259.93
                                                  ------------------
  Class A Interest Shortfall Amount             $               0.00
  Remaining Class A Available Interest Amount           2,495,393.21

  Interest Distribution to Class A              $       4,345,221.18

  Class A Principal Distributable Amount        $      29,758,759.33
    Plus: Class A Prin. Carryover Shortfall                     0.00
    Less: Class A Available Principal Amount    $      29,301,148.24
                                                  ------------------
  Class A Principal Draw Amount                 $         457,611.09
    Less: Available Subordination Amount               16,139,259.93
                                                  ------------------
  Class A Principal Shortfall Amount            $               0.00


  Principal Distribution to Class A             $      29,758,759.33

                                                                    Page 2 of 3
                      Ford Credit MAY 1994-A Grantor Trust
                         6.35% Asset Backed Certificates

                            MONTHLY SERVICING REPORT
                            ------------------------

Collection Period: November 1994
Distribution Date: December 15, 1994
                                                                     Number of
                                                       Dollar Amount Contracts
                                                       ------------- ---------
Class B
- -------
  Class B Interest Distributable Amount         $       3,010,278.16
    Plus: Class B Int. Carryover Shortfall                      0.00
    Less: Class B Available Interest Amount             3,010,278.16
    Plus: Class B Interest Draws                                0.00
                                                  ------------------
  Class B Interest Shortfall Amount             $               0.00

  Interest Distributions to Class B             $       3,010,278.16

  Class B Principal Distributable Amount        $       2,239,906.62
    Plus: Class B Prin. Carryover Shortfall             1,510,018.24
    Less: Class B Available Principal Amount            2,205,462.77
    Plus: Class B Principal Draws                         457,611.09
                                                  ------------------
  Class B Principal Shortfall Amount            $       2,002,073.18

  Principal Distributions to Class B            $       1,747,851.68


Principal Balances
- ------------------
  Class A Beginning Principal Balance           $     821,144,159.53
  Less: Reductions to Class A Prin. Balance            29,758,759.33
                                                  ------------------
  Class A Ending Principal Balance              $     791,385,400.20

  Class B Beginning Principal Balance           $      61,806,549.64
  Less: Reductions to Class B Prin. Balance             2,239,906.62
                                                  ------------------
  Class B Ending Principal Balance              $      59,566,643.02

  Beginning Pool Principal Balance              $     882,950,709.17    80,452
  Less: Reductions in Pool Prin. Balance               31,998,665.95
                                                  ------------------
  Ending Pool Principal Balance                 $     850,952,043.22    79,021


Calculation of Pool Factor
- --------------------------
  Class A Pool Factor (End Class A Prin.                   0.7790091
  Bal. divided by Init. Class A Prin. Balance to 7 decimal places)


Calculation of Subordinated Spread Account
- ------------------------------------------
  Lesser of:
   A. Specified Subord. Spread Acct. Balance    $      10,923,519.00
      and
   B. Balance on Previous Payment Date          $      10,923,519.00
      Plus: Interest Distrib. to Class B                3,010,278.16
      Plus: Principal Distrib. to Class B               1,747,851.68
      Less: Withdrawals from Sub. Spread Account                0.00
                                                  ------------------
      Adjusted Subordinated Spread Account      $      15,681,648.84

  Remaining Subordinated Spread Account         $      10,923,519.00
  (lesser of A or B)
                                                                    Page 3 of 3
                      Ford Credit MAY 1994-A Grantor Trust
                         6.35% Asset Backed Certificates


                            MONTHLY SERVICING REPORT
                            ------------------------


Collection Period: November 1994
Distribution Date: December 15, 1994
                                                                     Number of
                                                       Dollar Amount Contracts
                                                       ------------- ---------

Calc. of Specified Subord. Spread Acct. Ratios
- ----------------------------------------------
  Annualized Average Losses/Pool Balance                      0.799%
  Average Delinquent & Repo Inventory Contracts/              0.412%
  Outstanding Contracts


Advances
- --------
  Advances at Beginning of the Month            $       8,582,126.12
  Plus: Net Change in Advances                          1,140,070.34
                                                  ------------------
  Advances at End of the Month                  $       9,722,196.46


Payaheads
- ---------
  Payaheads at Beginning of the Month           $       5,553,577.25
  Plus: Net Change in Payaheads                          -306,923.65
                                                  ------------------
  Payaheads at End of the Month                 $       5,246,653.60


Delinquency Amounts Excluding Repo Inventory
- --------------------------------------------
  31 - 60 Days                                  $      15,639,819.41     1,435
  61 - 90 Days                                          1,358,128.38       120
  91 - 120 Days                                           152,903.26        11
  Over 120 Days                                            61,795.67         7
                                                  ------------------  --------
                                                $      17,212,646.72     1,573

Repo Inventory                                                             221











Rept. No.: 1.022